Exhibit 99.1
ENERGY TRANSFER PARTNERS
REPORTS QUARTERLY RESULTS
Dallas — November 9, 2010 — Energy Transfer Partners, L.P. (NYSE:ETP) today reported Adjusted EBITDA, Distributable Cash Flow, and net income for the quarter ended September 30, 2010. Adjusted EBITDA for the three months ended September 30, 2010 totaled $280.5 million, a decrease of $4.2 million from the three months ended September 30, 2009. Distributable Cash Flow for the three months ended September 30, 2010 totaled $160.5 million, an increase of $14.3 million from the three months ended September 30, 2009. Net income for the three months ended September 30, 2010, totaled $107.4 million, an increase of $34.9 million from the three months ended September 30, 2009.
Adjusted EBITDA for the nine months ended September 30, 2010 totaled $1.13 billion, an increase of $63.1 million from the nine months ended September 30, 2009. Distributable Cash Flow for the three months ended September 30, 2010 totaled $745.2 million, an increase of $43.9 million from the nine months ended September 30, 2009. Net income for the nine months ended September 30, 2010, including the impact of the non-cash charge discussed below, totaled $390.3 million, a decrease of $140.0 million from the nine months ended September 30, 2009.
Net income for the nine months ended September 30, 2010 includes a $52.6 million non-cash charge recorded in connection with our May 2010 transfer of substantially all of our interest in the Midcontinent Express Pipeline in exchange for the redemption of 12.3 million ETP Common Units held by our general partner.
Related to ETP’s liquidity position, the Partnership raised approximately $512.5 million in net proceeds during the three months ended September 30, 2010 through issuances of common units in a public offering and under an equity distribution agreement. As of September 30, 2010, in addition to approximately $77.7 million of cash on hand, the Partnership had available capacity under its revolving credit facility of approximately $1.98 billion.
An analysis of the Partnership’s segment results and other supplementary data is provided after the financial tables shown below. Management will discuss the third quarter 2010 results on the Partnership’s conference call scheduled for 9:00 a.m. Central Time today. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com. The call will be available for replay on the Partnership’s website for a limited time.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures. A table reconciling Adjusted EBITDA and Distributable Cash Flow with appropriate GAAP financial measures is included in the summarized financial information included in this release. Beginning with the quarter ended September 30, 2010 and applied retroactively to all periods presented, the Partnership has revised the items included in commodity risk management activities in its reconciliation of net income to Adjusted EBITDA and net income to Distributable Cash Flow. (See notes under “Supplemental Information” for further information.)
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include approximately 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also is one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners and approximately 50.2 million ETP limited partner units; and owns the general partner of Regency Energy Partners and approximately 26.3 million Regency limited partner units.
The information contained in this press release is available on the Partnership’s website at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)
-more-

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS	$949,300	$1,271,963

PROPERTY, PLANT AND EQUIPMENT, net	9,560,135	8,670,247

ADVANCES TO AND INVESTMENTS IN AFFILIATES	7,863	663,298
LONG-TERM PRICE RISK MANAGEMENT ASSETS	201	—
GOODWILL	772,825	745,505
INTANGIBLES AND OTHER ASSETS, net	424,007	383,959

Total assets	$11,714,331	$11,734,972

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES	$824,657	$823,539

LONG-TERM DEBT, less current maturities	6,004,646	6,176,918
OTHER NON-CURRENT LIABILITIES	151,891	134,807

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL	4,733,137	4,599,708

Total liabilities and partners’ capital	$11,714,331	$11,734,972

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
REVENUES:
Natural gas operations	$1,082,866	$943,975	$3,435,521	$3,004,163
Retail propane	183,786	162,224	914,372	829,901
Other	23,992	23,397	80,438	77,449

Total revenues	1,290,644	1,129,596	4,430,331	3,911,513

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	666,022	591,797	2,232,867	1,865,914
Cost of products sold — retail propane	104,533	80,232	519,796	378,524
Cost of products sold — other	6,856	6,119	20,470	18,842
Operating expenses	174,740	158,883	515,021	517,337
Depreciation and amortization	85,612	81,684	252,765	230,461
Selling, general and administrative	44,734	33,534	137,743	143,015

Total costs and expenses	1,082,497	952,249	3,678,662	3,154,093

OPERATING INCOME	208,147	177,347	751,669	757,420

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(101,241)	(101,503)	(309,217)	(284,228)
Equity in earnings of affiliates	595	9,581	10,848	11,751
Gains (losses) on disposal of assets	281	(1,088)	(198)	(1,333)
Gains (losses) on non-hedged interest rate derivatives	(11,963)	(18,241)	(11,963)	32,327
Allowance for equity funds used during construction	12,432	30	18,039	18,618
Impairment of investment in affiliate	—	—	(52,620)	—
Other, net	1,129	3,433	(3,731)	4,400

INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	109,380	69,559	402,827	538,955
Income tax expense (benefit)	1,993	(2,897)	12,486	8,594

NET INCOME	107,387	72,456	390,341	530,361
GENERAL PARTNER’S INTEREST IN NET INCOME	97,046	88,927	287,644	266,396

LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$10,341	$(16,471)	$102,697	$263,965

BASIC NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$0.05	$(0.10)	$0.54	$1.60

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	185,247,021	168,815,563	186,761,917	164,183,538

DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$0.05	$(0.10)	$0.53	$1.59

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	186,214,685	168,815,563	187,708,683	164,886,492

SUPPLEMENTAL INFORMATION
(Dollars in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
		(Revised — see	(Revised — see	(Revised — see
		note (b)	note (b)	note (b)
		below)	below)	below)
Reconciliation of net income to Adjusted EBITDA (a):
Net income	$107,387	$72,456	$390,341	$530,361
Interest expense, net of interest capitalized	101,241	101,503	309,217	284,228
Income tax expense (benefit)	1,993	(2,897)	12,486	8,594
Depreciation and amortization	85,612	81,684	252,765	230,461
Non-cash unit-based compensation expense	6,822	6,459	21,422	20,942
(Gains) losses on disposals of assets	(281)	1,088	198	1,333
(Gains) losses on non-hedged interest rate derivatives	11,963	18,241	11,963	(32,327)
Allowance for equity funds used during construction	(12,432)	(30)	(18,039)	(18,618)
Unrealized (gains) losses on commodity risk management activities (b)	(20,703)	2,889	70,682	36,520
Impairment of investment in affiliate	—	—	52,620	—
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	(1)	6,698	22,434	9,651
Other, net	(1,129)	(3,433)	3,731	(4,400)

Adjusted EBITDA	$280,472	$284,658	$1,129,820	$1,066,745

Reconciliation of net income to Distributable Cash Flow (a):
Net income	$107,387	$72,456	$390,341	$530,361
Amortization of finance costs charged to interest	2,835	2,234	7,216	6,386
Deferred income taxes	4,337	(6,040)	4,492	3,663
Depreciation and amortization	85,612	81,684	252,765	230,461
Non-cash unit-based compensation expense	6,822	6,459	21,422	20,942
(Gains) losses on disposals of assets	(281)	1,088	198	1,333
Unrealized (gains) losses on non-hedged interest rate derivatives	12,963	18,241	12,963	(32,327)
Allowance for equity funds used during construction	(12,432)	(30)	(18,039)	(18,618)
Unrealized (gains) losses on commodity risk management activities	(20,703)	2,889	70,682	36,520
Impairment of investment in affiliate	—	—	52,620	—
Distributions in excess of (less than) equity in earnings, net	387	(5,266)	20,765	(5,696)
Maintenance capital expenditures	(26,411)	(27,483)	(70,266)	(71,766)

Distributable Cash Flow	$160,516	$146,232	$745,159	$701,259

(a)
The Partnership has disclosed in this press release Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures. Management believes Adjusted EBITDA and Distributable Cash Flow provide useful information to investors as measure of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of Adjusted EBITDA and Distributable Cash Flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.

There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.
Definition of Adjusted EBITDA
The Partnership’s definition of Adjusted EBITDA has been revised during the current period, as discussed in note (b) below. The Partnership defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments).
Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.
Definition of Distributable Cash Flow
The Partnership defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, and non-cash impairment charges. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow also reflects earnings from affiliates on a cash basis.
Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.
(b) The Partnership has presented Adjusted EBITDA and Distributable Cash Flow in previous communications; however, the Partnership changed its definition for these non-GAAP measures in the quarter ended September 30, 2010 to remove lower of cost or market adjustments and the subsequent gross margin impact of such previously recognized inventory adjustments. These amounts had previously been included in unrealized gains and losses on commodity risk management activities, which now reflects unrealized gains and losses on non-hedged derivatives, fair value hedged derivatives and inventory, and the ineffective portion of cash flow hedges. The Partnership believes that with this change, Adjusted EBITDA and Distributable Cash Flow more accurately reflect the Partnership’s operating performance and therefore are more useful measures. This change has been applied retroactively to all periods presented. See “Non-GAAP Measures” available on the Partnership’s website at www.energytransfer.com for the reconciliation of net income to Adjusted EBITDA for prior periods (beginning with the fiscal year ended August 31, 2005) reflecting the changes described above.

     REPORTABLE SEGMENTS (unaudited)

	Three Months Ended September 30, 2010
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	13,250,836	1,807,012	—	—
Natural gas sold (MMBtu/d)	1,812,938	24,282	1,553,671	—
NGLs produced (Bbls/d)	—	—	53,004	—
Retail propane gallons (in thousands)	—	—	—	85,722

Results by segment:
Revenues from external customers	$529,507	$74,659	$458,381	$205,833	$22,264	$—	$1,290,644
Intersegment revenues	369,487	—	416,703	—	1,325	(787,515)	—

Total revenues	898,994	74,659	875,084	205,833	23,589	(787,515)	1,290,644
Cost of products sold	660,107	—	775,769	109,910	19,056	(787,431)	777,411

Gross margin	238,887	74,659	99,315	95,923	4,533	(84)	513,233
Operating expenses	56,167	19,886	19,734	75,990	3,047	(84)	174,740
Depreciation and amortization	29,340	12,643	21,592	20,609	1,428	—	85,612
Selling, general and administrative	19,630	7,554	5,196	12,377	(23)	—	44,734

Segment operating income (loss)	$133,750	$34,576	$52,793	$(13,053)	$81	$—	$208,147

Supplemental segment data:
Gains (losses) on non-hedged interest rate derivatives	$—	$—	$—	$—	$(11,963)	$—	$(11,963)
Unrealized gains (losses) on commodity risk management activities	20,585	—	118	—	—	—	20,703
Allowance for equity funds used during construction	—	12,432	—	—	—	—	12,432
Non-cash unit-based compensation expense	3,440	417	507	1,057	1,401	—	6,822
Equity in earnings of affiliates	578	17	—	—	—	—	595
Distributions from equity method investees	926	56	—	—	—	—	982
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	(1)	—	—	—	—	(1)
Maintenance capital expenditures	12,591	4,415	3,574	3,566	2,265	—	26,411

	Three Months Ended September 30, 2009
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	11,111,011	1,688,388	—	—
Natural gas sold (MMBtu/d)	886,463	19,060	1,021,963	—
NGLs produced (Bbls/d)	—	—	46,628	—
Retail propane gallons (in thousands)	—	—	—	87,569

Results by segment:
Revenues from external customers	$364,087	$71,415	$507,721	$184,287	$2,086	$—	$1,129,596
Intersegment revenues	102,626	—	65,345	—	372	(168,343)	—

Total revenues	466,713	71,415	573,066	184,287	2,458	(168,343)	1,129,596
Cost of products sold	278,868	—	480,746	85,028	1,849	(168,343)	678,148

Gross margin	187,845	71,415	92,320	99,259	609	—	451,448
Operating expenses	45,053	13,718	16,054	81,298	2,760	—	158,883
Depreciation and amortization	27,188	12,521	18,091	23,031	853	—	81,684
Selling, general and administrative	5,823	3,566	14,761	11,480	(2,096)	—	33,534

Segment operating income (loss)	$109,781	$41,610	$43,414	$(16,550)	$(908)	$—	$177,347

Supplemental segment data:
Gains (losses) on non-hedged interest rate derivatives	$—	$—	$—	$—	$(18,241)	$—	$(18,241)
Unrealized gains (losses) on commodity risk management activities	2,550	—	(6,953)	1,514	—	—	(2,889)
Allowance for equity funds used during construction	—	30	—	—	—	—	30
Non-cash unit-based compensation expense	1,700	427	1,158	1,172	2,002	—	6,459
Equity in earnings of affiliates	892	8,689	—	—	—	—	9,581
Distributions from equity method investees	1,155	3,160	—	—	—	—	4,315
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	6,698	—	—	—	—	6,698
Maintenance capital expenditures	13,752	3,115	3,911	6,445	260	—	27,483

	Nine Months Ended September 30, 2010
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	12,132,099	1,625,469	—	—
Natural gas sold (MMBtu/d)	1,642,910	23,027	1,370,293	—
NGLs produced (Bbls/d)	—	—	50,836
Retail propane gallons (in thousands)	—	—	—	388,306

Results by segment:
Revenues from external customers	$1,662,037	$213,007	$1,484,211	$987,114	$83,962	$—	$4,430,331
Intersegment revenues	952,336	—	945,438	—	3,706	(1,901,480)	—

Total revenues	2,614,373	213,007	2,429,649	987,114	87,668	(1,901,480)	4,430,331
Cost of products sold	1,930,798		2,138,125	534,800	70,638	(1,901,228)	2,773,133

Gross margin	683,575	213,007	291,524	452,314	17,030	(252)	1,657,198
Operating expenses	145,497	56,147	56,597	247,692	9,340	(252)	515,021
Depreciation and amortization	87,484	37,856	62,209	60,994	4,222	—	252,765
Selling, general and administrative	54,822	20,666	17,728	36,343	8,184	—	137,743

Segment operating income (loss)	$395,772	$98,338	$154,990	$107,285	$(4,716)	$—	$751,669

Supplemental segment data:
Gains (losses) on non-hedged interest rate derivatives	$—	$—	$—	$—	$(11,963)	$—	$(11,963)
Unrealized gains (losses) on commodity risk management activities	(55,775)	—	(11,559)	(3,348)	—	—	(70,682)
Allowance for equity funds used during construction	—	18,039	—	—	—	—	18,039
Non-cash unit-based compensation expense	9,747	1,253	2,292	3,599	4,531	—	21,422
Equity in earnings of affiliates	1,951	8,897	—	—	—	—	10,848
Distributions from equity method investees	2,916	28,697	—	—	—	—	31,613
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	22,434	—	—	—	—	22,434
Maintenance capital expenditures	21,209	16,134	10,559	18,109	4,255	—	70,266

	Nine Months Ended September 30, 2009
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	12,769,022	1,706,199	—	—
Natural gas sold (MMBtu/d)	879,861	19,481	1,009,547	—
NGLs produced (Bbls/d)	—	—	47,143	—
Retail propane gallons (in thousands)	—	—	—	398,202

Results by segment:
Revenues from external customers	$1,192,564	$203,349	$1,607,497	$902,471	$5,632	$—	$3,911,513
Intersegment revenues	396,734	—	142,969	—	372	(540,075)	—

Total revenues	1,589,298	203,349	1,750,466	902,471	6,004	(540,075)	3,911,513
Cost of products sold	895,433	—	1,510,030	393,019	4,873	(540,075)	2,263,280

Gross margin	693,865	203,349	240,436	509,452	1,131	—	1,648,233
Operating expenses	155,461	46,427	50,858	259,768	4,823	—	517,337
Depreciation and amortization	78,080	36,017	51,792	63,477	1,095	—	230,461
Selling, general and administrative	49,899	19,150	41,183	34,128	(1,345)	—	143,015

Segment operating income (loss)	$410,425	$101,755	$96,603	$152,079	$(3,442)	$—	$757,420

Supplemental segment data:
Gains (losses) on non-hedged interest rate derivatives	$—	$—	$—	$(17)	$32,344	$—	$32,327
Unrealized gains (losses) on commodity risk management activities	(68,908)	—	(12,347)	44,735	—	—	(36,520)
Allowance for equity funds used during construction	—	18,618	—	—	—	—	18,618
Non-cash unit-based compensation expense	4,370	1,793	4,863	3,242	6,674	—	20,942
Equity in earnings of affiliates	2,202	9,549	—	—	—	—	11,751
Distributions from equity method investees	2,895	3,160	—	—	—	—	6,055
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	9,651	—	—	—	—	9,651
Maintenance capital expenditures	31,984	8,922	13,455	15,628	1,777	—	71,766

Summary Analysis of Results by Segment
(tabular dollar amounts in thousands)
Intrastate Transportation and Storage
Gross Margin. The components of our intrastate transportation and storage segment gross margin were as follows:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Change	2010	2009	Change
Transportation fees	$152,223	$142,144	$10,079	$447,775	$496,248	$(48,473)
Natural gas sales and other	27,504	27,411	93	83,464	65,361	18,103
Retained fuel revenues	35,930	29,244	6,686	109,017	99,973	9,044
Storage margin, including fees	23,230	(10,954)	34,184	43,319	32,283	11,036

Total gross margin	$238,887	$187,845	$51,042	$683,575	$693,865	$(10,290)

Intrastate transportation and storage gross margin changes were primarily due to the following factors:
•
Transportation fees increased during the three months ended September 30, 2010 as a result of volume increases due to increased production by our customers in areas where our assets are located and more favorable basis differentials principally between the West and East Texas market hubs. For the nine months ended September 30, 2010, the decrease in transportation fees resulted from less production and less favorable basis differentials during the first six months of 2010.

•	Changes in margin from natural gas sales and other activity during the nine months ended September 30, 2010 were primarily due to the impacts from system optimization activities.

•	Retention revenue increased during both the three and nine months ended September 30, 2010 principally due to more favorable pricing.
Storage margin was comprised of the following:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Change	2010	2009	Change
Withdrawals from storage natural gas inventory (MMBtu)	7,459,977	300,786	7,159,191	35,347,967	11,555,189	23,792,778

Margin on physical sales	$2,397	$(472)	$2,869	$68,049	$(11,488)	$79,537
Fair value adjustments	(7,908)	(14,778)	6,870	(70,162)	(44,337)	(25,825)
Settlements of financial derivatives	(8,479)	10,012	(18,491)	(17,408)	169,726	(187,134)
Unrealized gains (losses) on derivatives	27,867	(17,788)	45,655	33,161	(107,506)	140,667

Net impact of natural gas inventory transactions	13,877	(23,026)	36,903	13,640	6,395	7,245
Revenues from fee-based storage	9,286	10,764	(1,478)	30,913	28,869	2,044
Other costs	67	1,308	(1,241)	(1,234)	(2,981)	1,747

Total storage margin	$23,230	$(10,954)	$34,184	$43,319	$32,283	$11,036

For both the three and nine months ended September 30, 2010, the spread between the spot price and the forward price has narrowed relative to the prior year, resulting in a favorable impact to our storage margin compared to the same periods in the prior year.

Operating Expenses. For the three months ended September 30, 2010, intrastate operating expenses increased principally due to increases in maintenance expense of $5.8 million, including $4.1 million for repairs on our Oasis pipeline, and an increase in ad valorem expenses of $5.1 million.
For the nine months ended September 30, 2010, operating expenses decreased by approximately $10.0 million primarily due to a decrease in consumption expense of $13.2 million, lower electricity expense of $3.9 million, and lower compressor maintenance expense of $1.1 million as compared to the nine months ended September 30, 2009. These decreases were offset by increases in pipeline maintenance expense of $6.2 million and ad valorem expenses of $1.5 million as compared to the nine months ended September 30, 2009.
Depreciation and Amortization. Intrastate transportation and storage depreciation and amortization expense increased during the three and nine months ended September 30, 2010 compared to the prior periods primarily due to the completion of pipeline projects in connection with the continued expansion of our pipeline system.
Selling, General and Administrative. Intrastate selling, general and administrative expenses increased for the three and nine months ended September 30, 2010 as a result of an increase in employee related costs (including allocated overhead expenses) of $17.3 million and $18.4 million, respectively. This increase was offset by a decrease in professional fees of approximately $3.8 million and $12.8 million for the three and nine months ended September 30, 2009, respectively.
Interstate Transportation
The interstate transportation segment data presented above does not include our interstate pipeline joint ventures, for which we reflect our proportionate share of income within “Equity in earnings of affiliates” below operating income in our condensed consolidated statement of operations.
Revenues. For the three months ended September 30, 2010, revenues increased by approximately $3.2 million compared to the three months ended September 30, 2009 primarily as a result of favorable market conditions for transporting natural gas from the San Juan to East delivery points during the period.
For the nine months ended September 30, 2010, revenues increased by approximately $9.7 million compared to the prior period primarily due to increases in margin related to our operational gas sales, in addition to the completion of the Phoenix project in February 2009. This increase was partially offset by a decrease in transportation revenues due to lower transported volumes compared to the nine months ended September 30, 2009.
Operating Expenses. Operating expenses increased during the three and nine months ended September 30, 2010 primarily due to increases in ad valorem taxes resulting from increased property values related to the Phoenix pipeline.
Depreciation and Amortization. Depreciation and amortization expense increased during the nine months ended September 30, 2010, primarily due to incremental depreciation associated with the completion of the Phoenix pipeline expansion that was completed in February 2009.
Selling, General and Administrative. Selling, general and administrative expenses increased during the three and nine months ended September 30, 2010 primarily due to higher employee-related costs and allocated overhead.

Midstream
Gross Margin. The components of our midstream segment gross margin were as follows:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Change	2010	2009	Change
Gathering and processing fee-based revenues	$55,840	$41,554	$14,286	$165,718	$135,438	$30,280
Non fee-based contracts and processing	48,799	41,229	7,570	146,295	90,599	55,696
Other	(5,324)	9,537	(14,861)	(20,489)	14,399	(34,888)

Total gross margin	$99,315	$92,320	$6,995	$291,524	$240,436	$51,088

Gathering and processing fee-based revenues increased between the periods due to the following:
•
For the three months ended September 30, 2010, increased volumes in our North Texas system resulted in increased fee-based revenues of $7.8 million compared to the three months ended September 30, 2009. Additionally, increased volumes resulting from our recent acquisitions and other growth capital expenditures located in Louisiana provided an increase in our margin of $6.9 million for the three months ended September 30, 2010 as compared to the three months ended September 30, 2009.

•
For the nine months ended September 30, 2010, increased volumes in our North Texas system resulted in increased fee-based revenues of $18.2 million as compared with the same period last year. Additionally, increased volumes resulting from our recent acquisitions and other growth capital expenditures located in Louisiana provided an increase of $19.1 million in our fee-based margin. A decrease in fee-based volumes on our Southeast Texas system offset the above noted increases for the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009.

Non fee-based contracts and processing margins increased between the periods due to the following:
•	For the three months ended September 30, 2010, our non fee-based gross margins increased primarily due to higher processing volumes at our Godley plant and more favorable NGL prices.

•	For the nine months ended September 30, 2010, an increase in NGL volumes for which we receive processing fees, as well as more favorable pricing, resulted in an increase in our non fee-based margin.
Other midstream gross margin reflects the following:
•
For the three months ended September 30, 2010, the decrease in other midstream gross margin resulted from losses of $5.3 million from marketing activities due to less favorable market conditions compared to the three months ended September 30, 2009. During the three months ended September 30, 2010, our midstream segment realized derivative gains that had previously been recorded through mark-to-market adjustments. Therefore, the costs being hedged during the period ended September 30, 2010 did not have an offset as the unrealized gains were recognized in a prior period. We recorded unrealized gains of $0.1 million during the three months ended September 30, 2010 compared to unrealized gains of $11.2 million during the three months ended September 30, 2009.

•
For the nine months ended September 30, 2010, the decrease in other midstream gross margin was due to losses of $20.5 million from marketing activities due to less favorable market conditions compared to the nine months ended September 30, 2009. Additionally, marketing activities recorded unrealized gains in the prior year associated with physical transactions that occurred during the nine months ended September 30, 2010 so that the physical transaction being hedged did not have the offset of the financial derivative used to hedge it during the same period. We recorded unrealized losses of $11.6 million during the nine months ended September 30, 2010 compared to unrealized gains of $5.8 million during the nine months ended September 30, 2009.

Operating Expenses. Operating expenses increased between the periods primarily as a result of increases in maintenance costs and other various operating costs as a result of the increased activity noted above.
Depreciation and Amortization. Midstream depreciation and amortization expense increased between the periods primarily due to incremental depreciation from the continued expansion of our Louisiana assets.
Selling, General and Administrative. For the three months ended September 30, 2010, midstream selling, general and administrative expenses decreased compared to the three months ended September 30, 2009 primarily due to a decrease in professional fees of $11.1 million offset by a net increase in all other general and administrative costs of $1.6 million primarily due to increased employee-related costs between the periods.
For the nine months ended September 30, 2010, midstream selling, general and administrative expenses decreased compared to the nine months ended September 30, 2009 primarily due to a decrease in professional fees.
Retail Propane and Other Retail Propane Related
Gross Margin. For the three months ended September 30, 2010, gross margin decreased primarily due to the slight decline in volumes and unrealized gains of $1.5 million recorded during the three months ended September 30, 2009. For the nine months ended September 30, 2010, gross margin decreased primarily due to the impact of the mark-to-market accounting of financial instruments in 2009 and a slight decrease due to the decline in volumes during the current period.
Operating Expenses. Operating expenses decreased during the three and nine months ended September 30, 2010 primarily due to decreases in employee wages and benefits as a result of lower seasonal staffing needs and performance-based bonus accruals.